Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts and Legal Matters” and to the use of our report dated October 27, 2022 relating to the consolidated financial statement of BriaCell Therapeutics Corp. in the Registration Statement (Form F-1) Post-Effective Amendment No.2 and the related Prospectus of BriaCell Therapeutics Corp. dated March 20, 2023.

March 20, 2023	/s/ MNP LLP
Chartered Professional Accountants
Mississauga, Ontario	Licensed Public Accountants

MNP LLP
Suite 900, 50 Burnhamthorpe Road W, Mississauga ON, L5B 3C2	T: 416.626.6000 F: 416.626.8650

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